Exhibit 3.1

                              ODD JOB STORES, INC.

                    AMENDED AND RESTATED CODE OF REGULATIONS

                                  June 2, 2003


                                   ARTICLE I

                                  SHAREHOLDERS

           Section 1. Annual Meeting. The annual meeting of the shareholders of the Company for the election of directors, the consideration of reports to be laid before the meeting, and the transaction of such other business as may properly be brought before the meeting shall be held in the place described in the Articles of Incorporation (the "Articles") as the place where the principal office of the Company is or is to be located, or at such other place either within or without the State of Ohio as may be designated by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President and specified in the notice of the meeting, at 10:00 a.m., on the second Tuesday in June of each year, or at such other time and on such other date as the Board of Directors may determine.

           Section 2. Special Meetings. Special meetings of the shareholders of the Company may be held on any business day when called by the Chairman of the Board, the Chief Executive Officer, the President, the Board of Directors acting at a meeting, a majority of the directors acting without a meeting, or the persons who hold fifty percent of all the shares outstanding and entitled to vote at the meeting. Upon request in writing delivered either in person or by registered mail to the President or the Secretary by any person entitled to call a meeting of the shareholders, that officer shall forthwith cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than fourteen (14) or more than sixty (60) days after receipt of the request, as that officer may fix. If the notice is not given within fifteen (15) days after the delivery or mailing of the request, the person calling the meeting may fix the time of the meeting and give notice thereof in the manner provided by law or as provided in these Regulations or cause the notice to be given by any designated representative. Each special meeting shall be held at the principal office of the Company unless the meeting is called by the Chairman of the Board, the Chief Executive Officer, the President, or the directors, in which case the meeting may be held at any place either within or without the State of Ohio as designated by the party calling the meeting and specified in the notice of the meeting.

           Section 3. NOTICE OF MEETINGS. Not less than fourteen (14) or more than sixty (60) days before the date fixed for a meeting of the shareholders, written notice stating the time, place, and purposes of the meeting shall be given by or at the direction of the Secretary or an Assistant Secretary. The notice shall be given by personal delivery or by mail to each shareholder entitled to notice of the meeting who is of record as of the day next preceding the date on which notice is given or, if a record date therefor is duly fixed, of record as of that date. If mailed, the notice shall be addressed to the shareholders at their respective addresses as they appear on the records of the Company. Notice of the time, place, and purposes of any meeting of the shareholders may be waived in writing, either before or after the holding of the meeting, by any shareholder, which writing shall be filed with or entered upon the records of the Company. Attendance of any shareholder at any meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by such shareholder of notice of the meeting.

           Section 4. QUORUM; ADJOURNMENT. Except as may be otherwise provided by law or by the Articles of Incorporation, at any meeting of the shareholders the holders of shares entitled to exercise a majority of the voting power of the Company present in person or by proxy shall constitute a quorum for the meeting, except that no action required by law, the Articles, or these Regulations to be authorized or taken by a designated proportion of the shares of any particular class or of each class of the Company may be authorized or taken by a lesser proportion and except that the holders of a majority of the voting shares represented at the meeting, whether or not a quorum is present, may adjourn the meeting from time to time. If any meeting is adjourned, notice of adjournment need not be given if the time and place to which the meeting is adjourned are fixed and announced at the meeting.

           Section 5. ACTION WITHOUT A MEETING. Except as provided in Article X with respect to the amendment of these Regulations or the adoption of new Regulations by written consent, any other action that may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by or on behalf of, all of the shareholders who would be entitled to notice of a meeting of the shareholders held for the purpose specified in the written action, which writing or writings shall be filed with or entered upon the records of the Company.

           Section 6. INSPECTORS OF ELECTION. Inspectors of Election may be appointed to act at any meeting of shareholders in accordance with the provisions of the Ohio General Corporation Law.

           Section 7. LIST OF SHAREHOLDERS. At any meeting of shareholders, an alphabetically arranged list, or classified lists, of the shareholders of record as of the applicable record date who are entitled to vote, showing their respective addresses and the number and classes of shares held by each, shall be produced on the request of any shareholder.

           Section 8. PROXIES. Persons entitled to vote shares or to act with respect to shares may vote or act in person or by proxy. The person appointed as proxy need not be a shareholder. Unless the writing appointing a proxy otherwise provides, the presence at a meeting of the person who appointed a proxy shall not automatically operate to revoke the appointment. Notice to the Company, in writing or in open meeting, of the revocation of the appointment of a proxy shall not affect any vote or act previously taken or authorized.

           Section 9. APPROVAL AND RATIFICATION OF ACTS OF OFFICERS AND DIRECTORS. Except as otherwise provided by the Articles or by law, any contract, action, or transaction, prospective or past, of the Company or of the Board of Directors or of any director or officer may be approved or ratified by the affirmative vote in person or by proxy of the holders of record of a majority of the shares held by persons not interested in the contract, action, or transaction and entitled to vote in the election of directors (without regard to voting powers that may thereafter exist upon a default, failure, or other contingency), which approval or ratification shall be as valid and binding as though affirmatively voted for or consented to by every shareholder of the Company.

                                   ARTICLE II

                               BOARD OF DIRECTORS

           Section 1. CLASSES AND ELECTION. The Board of Directors shall be divided into three classes. The number of directors in each class may be fixed or changed: (a) by the shareholders, at any annual or special meeting called for the purpose of electing directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares that are represented at the meeting and entitled to vote on the proposal, or (b) by the directors at any meeting of the Board of Directors by the vote of a majority of the directors then in office. Notwithstanding the foregoing, after the number of directors in any class has been fixed by the shareholders, the directors may not increase or decrease the number of directors in that class by more than one. No class shall consist of less than three directors. Unless so determined by the shareholders or by the directors, one class (the initial term of which will expire in 1997) shall consist of three directors; the second class (the initial term of which will expire in 1998) shall consist of three directors; and the third class (the initial term of which will expire in 1999) shall consist of three directors.

           Section 2. NOMINATIONS FOR DIRECTORS. A shareholder entitled to vote for the election of directors who intends to nominate a person for election as a director must deliver written notice to the Secretary of the Company no later than: (a) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of the anniversary of the date on which the notice of the annual meeting for the prior year was given to shareholders, and
(b) with respect to an election to be held at a special meeting of shareholders, the close of business on the seventh (7th) day following the date on which notice of such special meeting is first given to shareholders. The notice from the shareholder must contain the following:

                      (a) the name and address of the shareholder and each director nominee;

                      (b) a representation that the shareholder is entitled to vote and intends to appear in person or by proxy at the meeting;

                      (c) a description of any and all arrangements or understandings between the shareholder and each nominee;

                      (d) such other information regarding the nominee that would have been required to be included by the Securities and Exchange Commission in a proxy statement had the nominee been named in a proxy statement;

                      (e) a brief description of the nominee's qualifications to be a director; and

                      (f) the written consent of the nominee to serve as a director if so elected.

           Section 3. RESIGNATIONS. Any director may resign at any time by providing a written notice to that effect delivered to the Secretary, such resignation to take effect immediately or at such future date, but not later than the next annual meeting of shareholders, as the director may specify in the director's notice of resignation.

           Section 4. VACANCIES. In the event of the occurrence of any vacancy in the Board of Directors, however caused, the remaining directors, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill the vacancy for the unexpired term.

           Section 5. REGULAR MEETINGS. Upon notice duly given, regular meetings of the Board of Directors may be held at such times and places within or without the State of Ohio (or through use of telephone or other communications equipment if all persons participating can hear each other) as may be provided for in bylaws or resolutions adopted by the Board of Directors. Unless otherwise indicated in the notice of a regular meeting, any business may be transacted at a regular meeting.

           Section 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time within or without the State of Ohio (or through use of telephone or other communications equipment if all persons participating can hear each other) upon call by the Chairman of the Board, the President, or any two directors.

           Section 7. NOTICE OF MEETING AND WAIVER OF NOTICE. Written notice of the time and place of each regular or special meeting shall be given to each director either by personal delivery (which, for purposes of these Regulations, includes notice by electronic transmission of a written notice) or by mail, telegram, or cablegram at least forty-eight (48) hours before the meeting. The notice need not specify the purposes of the meeting. The attendance of any director at any meeting (and participation in a meeting employing telephone or other communications equipment) without, prior to or at the commencement of the meeting, protesting the lack of proper notice shall be deemed to be a waiver by the director of notice of the meeting. Further, notice of a meeting may be waived in writing, either before or after the holding of the meeting, by any director, which writing shall be filed with or entered upon the records of the Company. Unless otherwise indicated in the notice of a meeting, any business may be transacted at such meeting.

           Section 8. QUORUM; ADJOURNMENT. A quorum of the Board of Directors at any meeting shall consist of a majority of the directors then in office, except that a majority of the directors present at a meeting duly held, whether or not a quorum is present, may adjourn the meeting from time to time. If any meeting is adjourned, notice of adjournment need not be given if the time and place to which the meeting is adjourned are fixed and announced at the meeting. At each meeting of the Board of Directors at which a quorum is present, unless otherwise provided by law, the Articles, or these Regulations, all matters requiring the approval of the Board of Directors shall be determined by a majority vote of those present.

           Section 9. ACTION WITHOUT A MEETING. Any action that may be authorized or taken at a meeting of the Board of Directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all of the directors, which writing or writings shall be filed with or entered upon the records of the Company.

           Section 10. COMMITTEES. The Board of Directors may at any time appoint from its members an Audit, Compensation, Nominating, or other committee or committees, consisting of such number of members, not less than three, as the Board of Directors may deem advisable, together with such alternates as the Board of Directors may deem advisable, to take the place of any absent member or members at any meeting of the committee. Each member and each alternate may be appointed or removed, at any time, by the Board of Directors. Any committee shall act only in the intervals between meetings of the Board of Directors and shall have such authority of the Board of Directors (other than the authority to fill vacancies in the Board of Directors or in any committee of the Board of Directors) as may, from time to time, be delegated by the Board of Directors. Subject to these exceptions, any person dealing with the Company shall be entitled to rely upon any act or authorization of an act by any committee to the same extent as an act or authorization of the Board of Directors. Unless otherwise ordered by the Board of Directors, any committee may prescribe its own rules of procedure and may act at a meeting, by a majority of its members, or without a meeting by a writing or writings signed by all of its members.

                                  ARTICLE III

                                    OFFICERS

           Section 1. ELECTION AND DESIGNATION OF OFFICERS. The Board of Directors shall elect a Chief Executive Officer, President, a Secretary, and a Treasurer and, in its discretion, may elect a Chairman of the Board or multiple Co-Chairmen, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Directors may deem necessary. Any Person occupying the position of Chairman of the Board, if any, shall be a director, but no one of the other officers need be a director. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if the instrument is required to be executed, acknowledged, or verified by two or more officers.

           Section 2. TERM OF OFFICE; VACANCIES. Each officer of the Company shall hold office until the officer's successor is elected or until the officer's earlier resignation, removal from office, or death. The Board of Directors may remove any officer at any time with or without cause by a majority vote of the directors then in office. Any vacancy in any office may be filled by the Board of Directors.

           Section 3. CHAIRMAN OF THE BOARD. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and all meetings of the shareholders. The Chairman may have such additional authority and shall perform such other duties as may be determined by the Board of Directors. The Company may elect Co-Chairmen and, for purposes of these Regulations, the term Chairman shall mean any one of the Co-Chairmen.

           Section 4. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer is the general manager of the Company. The Chief Executive Officer shall have supervising authority over and may exercise general executive power concerning the direction and control of the business and officers of the Company, with the authority to delegate, from time to time, to other officers of the Company such executive powers and duties as the Chief Executive Officer deems advisable. The Chief Executive Officer may execute all authorized leases, bonds, contracts and other obligations in the name of the Company and shall have such additional powers as the Board of Directors may prescribe. In the absence of a Chairman, the Chief Executive Officer shall preside at meetings of the Board of Directors and shareholders.

           Section 5. PRESIDENT. Subject to directions of the Board of Directors and to the delegation by the Board of Directors to the Chairman of the Board or Chief Executive Officer of specific or general duties, the President shall have primary responsibility for store operations, site selection, advertising and merchandising. The President may execute all authorized leases, bonds, contracts, and other obligations in the name of the Company and shall have such other authority and shall perform such other duties as may be determined by the Board of Directors.

           Section 6. VICE PRESIDENTS. The Vice Presidents, if any, shall, respectively, have such authority and perform such duties as may be determined by the Board of Directors.

           Section 7. SECRETARY. The Secretary shall keep the minutes of meetings of the shareholders and of the Board of Directors. The Secretary shall keep such additional corporate records as may be required by the Board of Directors, shall give notices of meetings of the shareholders and of meetings of the Board of Directors required by law or by these Regulations or otherwise, and shall have such authority and shall perform such other duties as may be determined by the Board of Directors.

           Section 8. TREASURER. Unless the authority is granted by the Board of Directors to another financial officer, the Treasurer shall receive and have control over all money, notes, bonds, securities of other corporations, and similar property belonging to the Company, and shall do with this property as may be ordered by the Board of Directors. The Treasurer shall keep accurate financial accounts and hold them open for the inspection and examination of the directors and shall have such authority and shall perform such other duties as may be determined by the Board of Directors.

           Section 9. OTHER OFFICERS. The Assistant Secretaries and Assistant Treasurers, if any, and any other officers whom the Board of Directors may elect shall, respectively, have such authority and perform such duties as may be determined by the Board of Directors.

           Section 10. DELEGATION OF AUTHORITY AND DUTIES. The Board of Directors is authorized to delegate the authority and duties of any officer to any other officer and generally to control the action of the officers and to require the performance of duties in addition to those mentioned herein.

                                   ARTICLE IV

                      COMPENSATION OF AND TRANSACTIONS WITH
                       DIRECTORS, OFFICERS, AND EMPLOYEES

           Section 1. DIRECTORS AND MEMBERS OF COMMITTEES. Members of the Board of Directors and members of any committee of the Board of Directors shall, as such, receive such compensation, which may be either a fixed sum for attendance at each meeting of the Board of Directors or Board committee or a stated amount payable at intervals, or shall otherwise be compensated as may be determined by, or pursuant to authority conferred by, the Board of Directors, which compensation may be in different amounts for various members of the Board of Directors or of any committee. No member of the Board of Directors and no member of any committee of the Board of Directors shall be disqualified from being counted in the determination of the presence of a quorum or from acting at any meeting of the Board of Directors or of a committee of the Board of Directors by reason of the fact that matters affecting the director's own compensation as a director, member of a committee of the Board of Directors, officer, or employee are to be determined.

           Section 2. OFFICERS AND EMPLOYEES. The compensation of officers and employees of the Company, or the method of fixing their compensation, shall be determined by, or pursuant to authority conferred by, the Board of Directors. Compensation may include pension, disability, and death benefits, and may be by way of fixed salary, on the basis of earnings of the Company, any combination thereof, or otherwise, as may be so determined or authorized.

                                   ARTICLE V

                                 INDEMNIFICATION

           Section 1. THIRD PARTY ACTIONS. The Company shall indemnify any person (the "Indemnified Party") who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action, suit, or proceeding by or in the right of the Company), by reason of the fact that the Indemnified Party is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee, member, manager, or agent of another corporation (profit or non-profit), partnership, joint venture, trust, limited liability company, or other enterprise, against expenses (including professional fees, e.g., attorneys' fees and accountants' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the Indemnified Party in connection with the action, suit, or proceeding if the Indemnified Party acted in good faith and in a manner the Indemnified Party reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnified Party's conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnified Party did not act in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company or that, with respect to any criminal action or proceeding, such person had reasonable cause to believe that their conduct was unlawful.

           Section 2. DERIVATIVE ACTIONS. Other than in connection with an action or suit in which the liability of a director under Section 1701.95 of the Ohio Revised Code is the only liability asserted, the Company shall indemnify any person (the "Indemnified Party") who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Indemnified Party is or was a director, officer, employee, member, manager, or agent of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee, member, manager, or agent of another corporation (profit or non-profit), partnership, joint venture, trust, limited liability company, or other enterprise, against expenses (including professional fees, e.g., attorneys' fees and accountants' fees) actually and reasonably incurred by the Indemnified Party in connection with the defense or settlement of the action or suit if the Indemnified Party acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, except that:

                      (a) no indemnification of a director shall be made if it is proved by clear and convincing evidence in a court of competent jurisdiction that the director's action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company; and

                      (b) no indemnification of an officer, employee, or agent, regardless of such person's status as a director, shall be made in respect of any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of their duty to the Company;

unless and only to the extent that a court of common pleas or the court in which the action or suit was brought determines that, notwithstanding the adjudication of liability, in view of all the circumstances of the case, the Indemnified Party is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

           Section 3. RIGHTS AFTER SUCCESSFUL DEFENSE. To the extent an Indemnified Party has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section 1 or Section 2 of this
Article V, or in defense of any claim, issue, or matter therein, the Indemnified Party shall be indemnified against expenses (including professional fees, e.g., attorneys' and accountants' fees) actually and reasonably incurred in connection with the action, suit, or proceeding.

           Section 4. OTHER DETERMINATIONS OF RIGHTS. Other than in a situation governed by Section 3 of this Article V, any indemnification under Section 1 or
Section 2 of this Article V (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2. The determination shall be made: (a) by a majority vote of those directors who, in number, constitute a quorum of the directors and who also were not and are not parties to or threatened with any such action, suit, or proceeding, (b) if such a quorum is not obtainable or a majority of disinterested directors requests, in a written opinion by Independent Counsel, (c) by the affirmative vote of a majority of the shares held by persons who were not and are not parties to or threatened with any such action, suit, or proceeding and entitled to vote in the election of directors, without regard to voting power that may thereafter exist upon a default, failure, or other contingency or (d) by the court of common pleas or the court in which the action, suit, or proceeding was brought. For purposes of this
Section 4, "Independent Counsel" shall mean any attorney or firm other than an attorney or a firm having associated with it an attorney who has been retained by or who has performed services for the Company or the proposed Indemnified Party within the past five (5) years.

           Section 5. ADVANCES OF EXPENSES. Unless the action or suit is one in which liability under Section 1701.95 of the Ohio Revised Code is the only liability asserted:

                      (a) expenses (including professional fees, e.g., attorneys' fees and accountants' fees) incurred by a director in defending any action, suit, or proceeding referred to in Section 1 or
           Section 2 of this Article V shall be paid by the Company, as they are incurred, in advance of final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which the director agrees in writing both: (i) to repay the amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that the director's action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company and (ii) to cooperate with the Company concerning the action, suit, or proceeding, and

                      (b) expenses (including professional fees, e.g., attorneys' and accountants' fees) incurred by an officer, employee, or agent in defending any action, suit, or proceeding referred to in
           Section 1 or Section 2 of this Article V may be paid by the Company, as they are incurred, in advance of final disposition of the action, suit, or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of a written undertaking by or on behalf of the officer, employee, or agent to repay the amount if it is ultimately determined as provided in this Article V that such party is not entitled to be indemnified by the Company.

           Section 6. PURCHASE OF INSURANCE. The Company may purchase and maintain insurance or furnish similar protection, including trust funds, letters of credit, and self insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee, member, manager, or agent of another corporation (profit or non-profit), partnership, joint venture, trust, limited liability company, or other enterprise, against any liability asserted against such person and incurred by such party in any capacity, or arising out of such status, whether or not the Company would have the power to indemnify the individual against liability under the provisions of this Article V or of the Ohio General Corporation Law. Insurance may be purchased from or maintained with a person in which the Company or any of its directors, officers, employees or shareholders has a financial interest.

           Section 7. MERGERS. Unless otherwise provided in the applicable agreement of merger, if a constituent corporation other than the Company would have been required to indemnify directors, officers, employees, member, manager, or agents in specified situations, any person who served as a director, officer, employee, member, manager, or agent of the constituent corporation, or served at the request of the constituent corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, partnership, joint venture, trust, limited liability company, or other enterprise, shall be entitled to indemnification by this Company (as the surviving corporation) to the same extent the individual would have been entitled to indemnification by the constituent corporation had the constituent corporation's separate existence continued.

           Section 8. HEIRS; NON-EXCLUSIVITY. The indemnification provided by this Article shall continue as to a person who has ceased to be a director, officer, employee, or agent of the Company and shall inure to the benefit of the heirs, executors, and administrators of such a person and shall not be deemed exclusive of, and shall be in addition to, any other rights granted to a person seeking indemnification as a matter of law or under the Articles, these Regulations, any agreement, a vote of shareholders or disinterested directors, any insurance benefiting by the Company, any action by the directors to take into account amendments to the Ohio General Corporation Law that expand the authority of the Company to indemnify a director, officer, employee, or agent of the Company, or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office.

                                   ARTICLE VI

                                  RECORD DATES

           For any lawful purpose, including the determination of the shareholders who are entitled to receive notice of or to vote at a meeting of the shareholders, the Board of Directors may fix a record date in accordance with the provisions of the Ohio General Corporation Law. The record date for the purpose of determining shareholders who are entitled to receive notice of or to vote at a meeting of the shareholders shall continue to be the record date for all adjournments of the meeting unless the Board of Directors or the persons who shall have fixed the original record date shall, subject to the limitations set forth in the Ohio General Corporation Law, fix another date and shall cause notice thereof and of the date to which the meeting shall have been adjourned to be given to shareholders of record as of the newly fixed date in accordance with the same requirements as those applying to a meeting newly called. The Board of Directors may close the share transfer books against transfers of shares during the whole or any part of the period provided for in this Article, including the date of the meeting of the shareholders and the period ending with the date, if any, to which adjourned. If no record date is fixed therefor, the record date for determining the shareholders who are entitled to receive notice of and to vote at a meeting of the shareholders shall be the date next preceding the day on which notice is given.

                                  ARTICLE VII

                             CERTIFICATES FOR SHARES

           Section 1. FORM OF CERTIFICATES AND SIGNATURES. Each holder of shares shall be entitled to one or more certificates, signed by: (a) the Chairman of the Board, the President, or a Vice President and (b) the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer of the Company. Each certificate shall set forth the number and class of shares held by the holder of shares in the Company, but no certificate for shares shall be executed or delivered until the shares are fully paid. When a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any officer of the Company may be facsimile, engraved, stamped, or printed. Although an officer of the Company whose manual or facsimile signature is affixed to a certificate ceases to hold that office before the certificate is delivered, the certificate nevertheless shall be effective in all respects when delivered.

           Section 2. TRANSFER OF SHARES. Subject to the restriction on transfers of shares hereinafter set forth, or in the Articles, shares of the Company shall be transferable, upon the books of the Company by the holders thereof, in person, or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares of the same class or series, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures to such assignment and power of transfer as the Company or its agents may reasonably require.

           Section 3. LOST, STOLEN OR DESTROYED CERTIFICATES. The Company may issue a new certificate for shares in place of any certificate theretofore issued by it and alleged to have been lost, stolen, or destroyed. The Board of Directors, however, in its discretion, may require the owner, or the owner's legal representatives, to give the Company a bond containing such terms as the Board of Directors may require to protect the Company or any person injured by the execution and delivery of a new certificate.

           Section 4. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint, or revoke the appointment of, transfer agents and registrars and may require all certificates for shares to bear the signatures of the transfer agents and registrars, or any of them.

                                  ARTICLE VIII

                    AUTHORITY TO TRANSFER AND VOTE SECURITIES

           The Chairman of the Board, Chief Executive Officer, the President, any Vice President, the Secretary, the Treasurer of the Company, and each such officer are authorized to sign the name of the Company and to perform all acts necessary to effect on behalf of the Company a sale, transfer, assignment, or other disposition of any shares, bonds, other evidences of indebtedness or obligations, subscription rights, warrants, or other securities of another corporation and to issue the necessary powers of attorney. Each officer is authorized, on behalf of the Company, to vote the securities, to appoint proxies with respect thereto, to execute consents, waivers, and releases with respect thereto, or to cause any such action to be taken.

                                   ARTICLE IX

                                 CORPORATE SEAL

           The Ohio General Corporation Law provides that the absence of a corporate seal from any instrument executed on behalf of the Company does not affect the validity of the instrument. If, in spite of such provision, a seal is imprinted on or attached, applied, or affixed to an instrument by embossment, engraving, stamping, printing, typing, adhesion, or other means, the impression of the seal on the instrument shall be circular in form and shall contain the words "corporate seal."

                                   ARTICLE X

                                   AMENDMENTS

           These Regulations may be amended, or new Regulations may be adopted, by the shareholders at a meeting held for that purpose, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power on that proposal or without a meeting by the written consent of the holders of shares entitling them to exercise two-thirds of the voting power on that proposal. If the Regulations are amended, or new Regulations are adopted, without a meeting of the shareholders, the Secretary of the Company shall mail a copy of the amendment or the new Regulations to each shareholder who would have been entitled to vote thereon but did not participate in the adoption thereof.

                                   ARTICLE XI

                          SUPERSEDES PRIOR REGULATIONS

           These Regulations supersede the existing Regulations of the Company and any and all subsequent amendments thereto, to the date hereof.

                                  ARTICLE XII

                     EXCEPTION TO OHIO GENERAL CORPORATE LAW

           Pursuant to Section 1701.831 of the Ohio General Corporation Law (regarding control share acquisitions), the provisions of such section shall not be applicable to the Company.